EXHIBIT 5.1

SHAW PITTMAN LLP
A Limited Liability Partnership Including Professional Corporations
1650 Tysons Boulevard
McLean, VA 22102

March 22, 2004

SI International, Inc.
12012 Sunset Hills Road
Reston, Virginia 20190

  Re:
  SI International, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to SI International, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering and sale by the Company from time to time of securities with an aggregate public offering price of up to $100,000,000. The securities offered and sold by the Company pursuant to the Registration Statement may be all or any combination of: (1) senior debt securities of the Company (the "Senior Debt Securities"), subordinated debt securities of the Company (the "Subordinated Debt Securities"), as well as guarantees (the "Guarantees"), if applicable, of the Senior Debt Securities or Subordinated Debt Securities by one or more of the Company's subsidiaries set forth on Exhibit A attached hereto (each, a "Guarantor" and, collectively, the "Guarantors"); (2) common stock, par value $.01 per share (the "Common Stock"), of the Company; (3) preferred stock, par value $.01 per share (the "Preferred Stock"), in any class or series, of the Company; (4) Preferred Stock represented by depositary receipts ("Depositary Shares"); or (5) warrants to purchase Common Stock or warrants to purchase Preferred Stock, in any class or series, (the "Warrants"). The Senior Debt Securities and the Subordinated Debt Securities, and any Guarantee thereof, are collectively referred to herein as the "Debt Securities." The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to herein as the "Securities." The Senior Debt Securities and any Guarantees thereof will be offered and sold pursuant to indentures (individually, the "Senior Indenture") between or among the Company and one or more trustees and other parties to the Senior Indenture. The Subordinated Debt Securities and any Guarantees thereof will be offered and sold pursuant to indentures (individually, the "Subordinated Indenture") between or among the Company and one or more trustees or other parties to the Subordinated Indenture. Any trustee under the Senior Indenture or the Subordinated Indenture is referred to herein as a "Trustee." Any Senior Indenture or Subordinated Indenture is referred to herein as an "Indenture." The Preferred Stock may be offered in any class or series and to the extent required will be offered and sold pursuant to Certificate of Designation to the Company's Second Restated Certificate of Incorporation, as amended, restated or supplemented, to be filed with the Office of the Secretary of State of the State of Delaware (the "Delaware Secretary of State"). Any Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), each between the Company and a financial institution identified therein as the depositary (each, a "Depositary"). Any Warrants will be offered and sold pursuant to a written warrant agreement (the "Warrant Agreement").

        For the purposes of this opinion, we have examined copies of the following documents:

  1.
  The Registration Statement;

  2.
  The Second Restated Certificate of Incorporation of the Company, as amended, restated or supplemented (the "Charter"), as certified by the Delaware Secretary of State on March 17, 2004 and as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  3.
  The Amended and Restated Bylaws of the Company, as amended, restated or supplemented (the "Bylaws"), as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  4.
  The Articles of Incorporation of SI International Engineering, Inc. (f/k/a Systems Technology Associates, Inc.), as amended, as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  5.
  The Bylaws of SI International Engineering, Inc., as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  6.
  The Certificate of Incorporation of SI International Consulting, Inc. (f/k/a SI Enterprise Consulting Corporation), as amended, as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  7.
  The Bylaws of SI International Consulting, Inc., as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  8.
  The Articles of Incorporation of SI International Application Development, Inc. (f/k/a Statistica, Inc.), as amended, as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  9.
  The Revised Bylaws of SI International Application Development, Inc., as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  10.
  The Articles of Amendment of SI International Technology Services, Inc. (f/k/a Materials, Communication and Computers, Inc.), as amended, as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  11.
  The Bylaws of SI International Technology Services, Inc., as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  12.
  The Articles of Amendment and Restatement of SI International Learning, Inc. (f/k/a WPI, Inc.), as amended, as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  13.
  The Bylaws of SI International Learning, Inc., as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  14.
  The Restated Certificate of Incorporation of SI International Telecom Corporation, as amended, as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  15.
  The Bylaws of SI international Telecom Corporation, as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  16.
  The Certificate of Incorporation of MATCOM International Corp., as amended, as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof (each of the documents specified in Numbers 4, 6, 8, 10, 12, 14 and 16 of this list is a "Guarantor Charter");

  17.
  The Bylaws of MATCOM International Corp., as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

  18.
  The forms of Indentures filed as exhibits to the Registration Statement;

  19.
  Resolutions of the Board of Directors of the Company, dated February 12, 2004 and February 27, 2004 (together, the "Resolutions");

  20.
  Unanimous Written Consent in Lieu of a Special Meeting of the Board of Directors of each of the Guarantors, each such Unanimous Written Consent dated March 19, 2004 (collectively, the "Consents");

  21.
  A certificate of an officer of the Company dated as of the date hereof; and

  22.
  Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

        In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (i) the Board of Directors of the Company or the applicable Guarantor (or the committee of the Board or the officer authorized to act on behalf of the Company or the applicable Guarantor, as the case may be,) will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares or the Warrants, (ii) the Resolutions and Consents have not have been amended, modified or rescinded, (iii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iv) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities.

        We have also assumed that the terms of any Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants to be established subsequent to the date hereof, the offering, sale and delivery of any such Securities, and compliance by the Company (or the applicable Guarantor, as the case may be,) with the rights, powers, privileges and preferences and other terms, if any, of such Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants will not at the time of such offering, sale and delivery violate or conflict with (i) the Charter, as then amended, restated and supplemented, and Bylaws, as then amended, restated and supplemented, of the Company (or the Guarantor Charter of the Guarantor, if applicable), (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company (or the Guarantor, if applicable) is then a party or by which the Company (or the Guarantor, if applicable) is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Company (or the Guarantor, if applicable). We have further assumed that the number of shares of Common Stock or Preferred Stock to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Charter, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time. We have also assumed that prior to the offering and sale (i) in the case of Debt Securities, an Indenture will have been executed and delivered by the Company, the Trustee and the other parties thereto that complies with the Trust Indenture Act of 1939, as amended, and any other applicable laws, (ii) in the case of Preferred Stock and Depositary Shares, as applicable, an amendment to the Charter will have been filed with, and accepted for record by, the Delaware Secretary of State, (iii) in the case of Depositary Shares, a Deposit Agreement will have been executed and delivered by the Company (and any other maker thereof), (iv) in the case of Warrants, a Warrant Agreement will have been executed and delivered by the Company (and any other maker thereof), and (v) in the case of Guarantees, a supplemental indenture and/or other document evidencing the Guarantees will have been executed and delivered by the applicable Guarantor and any other party thereto. Notwithstanding anything herein to the contrary, we have also assumed that in no event will the combined aggregate purchase prices for the Securities to be offered by the Company, including any Guarantees that are offered by the Guarantors, pursuant to the Registration Statement exceed the registered amount of $100,000,000.

        To the extent that the obligations of the Company or any Guarantor with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the Warrant Agreement for any Warrants and under the Deposit Agreement for any Depositary Shares, namely, the Trustee, the warrant agent or the Depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and that the other party under any supplemental Indenture and/or other document evidencing any Guarantee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement, Deposit Agreement, or supplemental indenture and/or other document evidencing any Guarantee, as applicable; that such Indenture, Warrant Agreement, Deposit Agreement, or supplemental indenture and/or other document evidencing any Guarantee, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Indenture, Warrant Agreement, Deposit Agreement, or supplemental indenture and/or other document evidencing any Guarantee, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Deposit Agreement, or supplemental indenture and/or other document evidencing any Guarantee, as applicable.

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

  1.
  The Senior Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the final terms of the Senior Debt Securities and applicable Indenture have been duly established in accordance with the Charter and applicable law, (ii) the Board of Directors of the Company or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing the final terms of the Senior Debt Securities and applicable Indenture and duly authorizing the issuance and delivery of the Senior Debt Securities and (iii) duly executed and delivered by the Company against payment therefor and countersigned by the applicable Trustee in accordance with the applicable Indenture and delivered to and paid for by the purchasers of the Senior Debt Securities in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such resolution.

  2.
  The Subordinated Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the final terms of the Subordinated Debt Securities and applicable Indenture have been duly established in accordance with the Charter and applicable law, (ii) the Board of Directors of the Company or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing the final terms of the Subordinated Debt Securities and applicable Indenture and duly authorizing the issuance and delivery of the Subordinated Debt Securities and (iii) duly executed and delivered by the Company against payment therefor and countersigned by the applicable Trustee in accordance with the applicable Indenture and delivered to and paid for by the purchasers of the Subordinated Debt Securities in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such resolution.

  3.
  Upon adoption by the Board of Directors of the Company or an authorized committee thereof of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement and the applicable prospectus supplement and by such resolution, the Common Stock offered and sold pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

  4.
  Upon adoption by the Board of Directors of the Company or an authorized committee thereof of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement and the applicable prospectus supplement and by such resolution, the Preferred Stock (including any Preferred Stock represented by Depositary Shares) offered and sold pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

  5.
  The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Preferred Stock in accordance with the Deposit Agreement relating thereto, will entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

  6.
  The Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the final terms of the Warrants and applicable Warrant Agreement have been duly established in accordance with the Charter and applicable law, (ii) the Board of Directors of the Company or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the final terms of the Warrants and applicable Warrant Agreement and duly authorizing the issuance and delivery of the Warrants and (iii) duly executed and delivered by the Company against payment therefor and countersigned by the applicable warrant agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers of the Warrants in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

  7.
  Any Guarantees of SI International Application Development, Inc. will constitute legally valid and binding obligations of SI International Application Development, Inc., enforceable against SI International Application Development, Inc. in accordance with their terms when (i) the final terms of the Guarantees and applicable documents evidencing the Guarantees have been duly established in accordance with the Guarantor Charter of SI International Application Development, Inc. and applicable law, (ii) the Board of Directors of SI International Application Development, Inc. or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the final terms of the Guarantees and applicable documents evidencing the Guarantees and duly authorizing the issuance and delivery of the Guarantees and (iii) duly executed and delivered by SI International Application Development, Inc. in accordance with the applicable documents evidencing the Guarantees and delivered to and paid for by the purchasers of the Guarantees in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

  8.
  Any Guarantees of SI International Consulting, Inc. will constitute legally valid and binding obligations of SI International Consulting, Inc., enforceable against SI International Consulting, Inc. in accordance with their terms when (i) the final terms of the Guarantees and applicable documents evidencing the Guarantees have been duly established in accordance with the Guarantor Charter of SI International Consulting, Inc. and applicable law, (ii) the

    Board of Directors of SI International Consulting, Inc. or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the final terms of the Guarantees and applicable documents evidencing the Guarantees and duly authorizing the issuance and delivery of the Guarantees and (iii) duly executed and delivered by SI International Consulting, Inc. in accordance with the applicable documents evidencing the Guarantees and delivered to and paid for by the purchasers of the Guarantees in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

  9.
  Any Guarantees of SI International Learning, Inc. will constitute legally valid and binding obligations of SI International Learning, Inc., enforceable against SI International Learning, Inc. in accordance with their terms when (i) the final terms of the Guarantees and applicable documents evidencing the Guarantees have been duly established in accordance with the Guarantor Charter of SI International Learning, Inc. and applicable law, (ii) the Board of Directors of SI International Learning, Inc. or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the final terms of the Guarantees and applicable documents evidencing the Guarantees and duly authorizing the issuance and delivery of the Guarantees and (iii) duly executed and delivered by SI International Learning, Inc. in accordance with the applicable documents evidencing the Guarantees and delivered to and paid for by the purchasers of the Guarantees in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

  10.
  Any Guarantees of SI International Engineering, Inc. will constitute legally valid and binding obligations of SI International Engineering, Inc., enforceable against SI International Engineering, Inc. in accordance with their terms when (i) the final terms of the Guarantees and applicable documents evidencing the Guarantees have been duly established in accordance with the Guarantor Charter of SI International Engineering, Inc. and applicable law, (ii) the Board of Directors of SI International Engineering, Inc. or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the final terms of the Guarantees and applicable documents evidencing the Guarantees and duly authorizing the issuance and delivery of the Guarantees and (iii) duly executed and delivered by SI International Engineering, Inc. in accordance with the applicable documents evidencing the Guarantees and delivered to and paid for by the purchasers of the Guarantees in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

  11.
  Any Guarantees of SI International Telecom Corporation will constitute legally valid and binding obligations of SI International Telecom Corporation, enforceable against SI International Telecom Corporation in accordance with their terms when (i) the final terms of the Guarantees and applicable documents evidencing the Guarantees have been duly established in accordance with the Guarantor Charter of SI International Telecom Corporation and applicable law, (ii) the Board of Directors of SI International Telecom Corporation or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the final terms of the Guarantees and applicable documents evidencing the Guarantees and duly authorizing the issuance and delivery of the Guarantees and (iii) duly executed and delivered by SI International Telecom Corporation in accordance with the applicable documents evidencing the Guarantees and delivered to and paid for by the purchasers of the Guarantees in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

  12.
  Any Guarantees of MATCOM International Corp. will constitute legally valid and binding obligations of MATCOM International Corp., enforceable against MATCOM International Corp. in accordance with their terms when (i) the final terms of the Guarantees and applicable documents evidencing the Guarantees have been duly established in accordance with the Guarantor Charter of MATCOM International Corp. and applicable law, (ii) the Board of Directors of MATCOM International Corp. or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the final terms of the Guarantees and applicable documents evidencing the Guarantees and duly authorizing the issuance and delivery of the Guarantees and (iii) duly executed and delivered by MATCOM International Corp. in accordance with the applicable documents evidencing the Guarantees and delivered to and paid for by the purchasers of the Guarantees in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

  13.
  Any Guarantees of SI International Technology Services, Inc. will constitute legally valid and binding obligations of SI International Technology Services, Inc., enforceable against SI International Technology Services, Inc. in accordance with their terms when (i) the final terms of the Guarantees and applicable documents evidencing the Guarantees have been duly established in accordance with the Guarantor Charter of SI International Technology Services, Inc. and applicable law, (ii) the Board of Directors of SI International Technology Services, Inc. or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the final terms of the Guarantees and applicable documents evidencing the Guarantees and duly authorizing the issuance and delivery of the Guarantees and (iii) duly executed and delivered by SI International Technology Services, Inc. in accordance with the applicable documents evidencing the Guarantees and delivered to and paid for by the purchasers of the Guarantees in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

        The opinions expressed in Paragraphs 1, 2, 5, 6, 7, 8, 9, 10, 11, 12, and 13 above with respect to the enforceability of obligations may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law). Such opinions shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court that will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the previous sentence, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

        This opinion is limited to the laws of the United States of America and the General Corporation Law of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case excluding choice of law provisions thereof. We render no opinions with respect to the law of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters." The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933 (the "Act"), as amended, or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ Shaw Pittman LLP SHAW PITTMAN LLP

Exhibit A

SI International Application Development, Inc. (f/k/a Statistica, Inc.)

SI International Consulting, Inc. (f/k/a SI Enterprise Consulting Corporation)

SI International Learning, Inc. (f/k/a WPI, Inc.)

SI International Engineering, Inc. (f/k/a Systems Technology Associates, Inc.)

SI International Telecom Corporation

MATCOM International Corporation

SI International Technology Services, Inc. (f/k/a Materials, Communication and Computers, Inc.)